UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 17, 2019
Date of Report (date of earliest event reported)

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220		95-4431352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

333 Three D Systems Circle	Rock Hill	South Carolina	29730
(Address of Principal Executive Offices)			(Zip Code)
(803) 326-3900
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DDD	New York Stock Exchange

Item 8.01     Other Events.

On September 20, 2019, 3D Systems Corporation (the “Company”) entered into a Stipulation and Agreement of Settlement to resolve nine related previously disclosed stockholder derivative actions.

On October 2, 2019, the United States District Court for the District of South Carolina (the “Court”), issued an order granting preliminary approval of the settlement, which consists of various corporate governance reforms and payment of plaintiffs’ attorneys’ fees and expenses in the amount of $2,150,000. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for December 19, 2019. If the settlement is approved by the Court, the Company’s insurance carrier will fund the entire monetary aspect of the settlement.

Attached as Exhibit 99.1 to this report is the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (“Notice of Proposed Settlement”), describing, among other things, the background of the claims and the settlement and providing that any objections to the settlement must be made by stockholders of the Company on or before December 5, 2019, in the manner described in the Notice of Proposed Settlement. The Notice of Proposed Settlement should be read in conjunction with the Stipulation and Agreement of Settlement dated September 20, 2019, which has been filed with the Court and is attached as Exhibit 99.2 to this report.

Item 9.01     Financial Statement and Exhibits.

(d) Exhibits.

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions.
99.2	Stipulation and Agreement of Settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: October 17, 2019
/s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary